CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        PAINEWEBBER/GEODYNE ENERGY INCOME
                            LIMITED PARTNERSHIP II-H


       The undersigned General Partner hereby duly executes this Certificate of Limited Partnership of PaineWebber/Geodyne Energy Income Limited Partnership II-H (the "Partnership"), which is being filed with the Secretary of State of Oklahoma in accordance with the Oklahoma Revised Uniform Limited Partnership Act.

       1. The name of the Partnership is PaineWebber/Geodyne Energy Income Limited Partnership II-H.

       2. The address of the registered office of the Partnership is 320 South Boston, The Mezzanine, Tulsa, Oklahoma 74103, and the name of the registered agent whose business office address will be the same as the registered office address is Geodyne Production Company.

       3. The address of the principal office of the Partnership in the United States where its partnership records are to be kept or made available is c/o Geodyne Production Company, 320 South Boston Avenue, the Mezzanine, Tulsa, Oklahoma 74103-3708.

       4. The name, the mailing address and the street address of the business or residence of each general partner of the Partnership are as follows:

Name                      Mailing Address            Business Address
----                      ---------------            ----------------
Geodyne Properties        320 S. Boston Ave.         320 S. Boston Ave.
Inc.                      The Mezzanine              The Mezzanine
                          Tulsa, OK 74103-3708       Tulsa, 0K 74103-3708

       5. The latest date upon which the Partnership is to dissolve is December 31, 2011.

       SIGNED on this 17th day of May, 1989.


                                         GENERAL PARTNER:

                                         Geodyne Properties, Inc.
                                         a Delaware corporation

                                         By: /s/ Michael E. Luttrell
                                             -----------------------
                                             Michael E. Luttrell
                                             Executive Vice President